Exhibit 99.1

The Metals Company Provides Q2 2022 Corporate Update

NEW YORK, August 15, 2022 (GLOBE NEWSWIRE) -- TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or “the Company”), an explorer of lower-impact battery metals from seafloor polymetallic nodules, today provided a corporate update and financial results for the second quarter ending June 30, 2022.

Financial Highlights

•	Net loss of $12.4 million and loss per share of $0.05 for the quarter ended June 30, 2022.
•	Total cash on hand of approximately $46.3 million at June 30, 2022.
•	The Company announced today a private placement financing for an aggregate of 38 million common shares to investors at a price per share of $0.80 ($0.9645 for TMC Chairman & CEO Gerard Barron), with expected gross proceeds of $30.4 million.
•	Approximately 70% of the commitments came from existing TMC shareholders and insiders, including Allseas, ERAS Capital (the family office of TMC Director Andrei Karkar), SAF Group Managing Partner and entrepreneur Brian Paes-Braga, Front End Chairman & CEO Majid Alghaslan, and Gerard Barron and his family.
•	The Company believes that with the full proceeds expected this quarter from the private placement financing plus existing cash will be sufficient to fund operations for at least the next twelve months, past the July 2023 date targeted by the International Seabed Authority (ISA) as the date for the final adoption of the exploitation regulations for the industry.

Gerard Barron, TMC Chairman and CEO, commented: “It’s been eventful and important few months for TMC. Following successful deep-water trials of the pilot nodule collection system in the Atlantic, we have been planning and mobilizing for the most complex project ever undertaken by this company – a multi-vessel, ~250-person pilot test and environmental monitoring campaign in the NORI Area D. The pilot test and environmental monitoring program are an integral part of our work program and is a foundational step towards our journey to completing our application for an exploitation contract from the International Seabed Authority (“ISA”). I would also like to highlight the important work done in Kingston, Jamaica, where the ISA was meeting in a month-long session, with progress being made in various areas of the draft exploitation regulations. At the same time, we obtained commitments for additional capital to help ensure that we can manage inflation in our offshore costs and help to ensure we can fund our operations for at least the next twelve months.”

Operational Highlights

•	Pilot Collection System Trials:
o	Riser and Jumper Trials: In May 2022, the pilot riser system and jumper hose was successfully deployed in the Atlantic Ocean. Engineers aboard the Hidden Gem deployed the flexible jumper hose, connected it to the base of the riser and then launched the pilot riser, lowering the assembly to a depth of around 650 meters before making a sub-sea connection between the jumper hose and collector vehicle in 745 meters water depth.
o	Atlantic Deepwater Trials: In May 2022, the pilot collector vehicle underwent extensive testing of its various pumps and critical mobility functions in ultra-deepwater in the Atlantic Ocean. Engineers successfully lowered the collector vehicle to depths of 2,470 meters and drove 1,018 meters across the seafloor, in advance of pilot trials in the NORI Area-D in the Clarion Clipperton Zone (CCZ) expected to commence in the second half of 2022.

•	NORI Area D Offshore Environmental and Social Impact Assessment:

o	NORI Collector Test Monitoring Program: As part of the TMC-funded Environmental Impact Statement for the NORI Area D project, thirty scientists from around the world gathered in London to review plans for the environmental monitoring campaign designed to gather key impact data from pilot trials in the NORI Area D expected to be conducted later this year. The resulting Environmental Monitoring and Management Plan (EMMP) for the NORI Collector Test was then submitted to the ISA and an offshore monitoring campaign commissioned, involving over a dozen research groups.
o	NORI Exploitation Contract Application EMMP: In July 2022, we announced that that our Australian subsidiary, The Metals Company Australia Pty Ltd., had entered into a research funding agreement with a consortium of institutions led by Australia’s national science agency, the Commonwealth Scientific Industrial Research Organisation (CSIRO) to create a framework for the development of an ecosystem-based EMMP for our proposed commercial deep-sea polymetallic nodule collection operations in the NORI Area D.

•	Onshore Processing
o	SINTEF Report on Manganese Product: In May 2022, we announced that we had retained SINTEF, one of Europe’s leading independent research institutions, to analyze our manganese silicate product that can be used to produce silicomanganese alloy for steelmaking. SINTEF found that our high-grade nodule-derived manganese silicate, which we estimate could account for approximately 30% of future revenues, behaves similarly to traditional manganese sources and appears to have significant advantages in downstream silicomanganese production on cost and CO2 footprint, with the potential for 7 to 17% higher value-in-use, depending on carbon tax regimes.
o	Project Zero Plant: Together with Epsilon Carbon, we have selected a suitable plant site in India and developed and issued Request for Proposal for Project Zero Pre-feasibility and Feasibility Study.

•	TMC Releases Inaugural Impact Report: In May 2022, we published our inaugural Impact Report setting out our motivations for developing nodule resources and providing a forward-looking view of the impacts of our expected operations and the efforts underway to eliminate or reduce them.

•	Benchmark Mineral Intelligence LCA for Project Zero: In April 2022, we announced that we had chosen Benchmark Mineral Intelligence (Benchmark), to conduct an independent lifecycle assessment (LCA) of the environmental impacts of our planned NORI Area D polymetallic nodule project and compare these impacts to producing the same metals from commonly used production pathways using conventional land ores. Benchmark anticipates completing this comprehensive lifecycle impact assessment by the end of the third quarter of 2022.

Industry Update

•	27th Session (Part II) of the International Seabed Authority (ISA): The ISA continues to work to finalize regulations regarding exploitation of deep-sea minerals. A month-long ISA working session took place from July 4 to August 5, 2022 in person in Kingston, Jamaica where the ISA continued its development of the exploitation regulations and committed to continue work on the regulations intersessionally. The ISA Council is expected to meet in November 2022, March 2023 and July 2023, along with intersessional working groups in order to complete their drafting of the regulations.
•	U.S. Inflation Reduction Act (IRA) of 2022: The IRA adopted by the U.S. Congress in August 2022 introduces strong incentives for U.S. electric vehicle (EV) manufacturers—through consumer EV tax credits—to use critical minerals like nickel, cobalt and manganese that have been mined, processed or refined in the U.S. or the U.S. free-trade partners. It also disqualifies any EVs that use critical minerals from China, Russia and certain other jurisdiction from such tax credits The IRA creates favourable conditions for TMC’s nodule resource that could be processed and refined in the U.S. or its free-trade partners.
•	G7 Communique on Deep-Sea Mining: At the G7 Summit in Germany in May 2022, environmental ministers reaffirmed their support for the development of a strong regulatory framework to govern responsible seabed mineral exploitation. In their communique, ministers stated: "With regard to possible future deep-sea mining, we highlight the unique chance to regulate a human activity before it is put into practice in order to prevent damage to the marine environment."

Financial Results Overview

At June 30, 2022, TMC held cash of $46.3 million and held no debt.

TMC reported a net loss for the second quarter of 2022 of $12.4 million, or $0.05 per share, compared to TMC’s net loss of $29.1 million, or $0.15 per share, for the second quarter of 2021. The net loss for the second quarter of 2022 included exploration and evaluation expenses of $9.9 million (Q2 2021: $18.2 million), general and administrative expenses of $8.3 million (Q2 2021: $10.4 million), partially offset by a decrease in the value of our warrants of $5.7 million. Exploration and evaluation expenses decreased in the second quarter of 2022 compared to the same period in 2021, as a result of a decrease in offshore campaign activity following the completion of NORI Area D environmental baseline campaigns in the fourth quarter of 2021, a decrease in share-based compensation and an increase in the expenses incurred on the trials of the pilot mining test system. General and administrative expenses decreased in the second quarter of 2022 compared to the second quarter of 2021, reflecting a reduction in share-based compensation, and a reduction in communication and advertising costs, partially offset by higher personnel, legal and other expenses associated with being a public company.

Conference Call

TMC will hold a conference call today at 4:30 p.m. ET to provide an update on recent corporate developments, second quarter financial results and upcoming milestones.

Second Quarter 2022 Conference Call Details

Date:	Monday, August 15, 2022

Time:	4:30 pm Eastern
Daylight Time

Virtual webcast with slides:	Register Here
Audio-only dial-in:	Register Here

Please register with the links above at least ten minutes prior to the conference call.

The virtual webcast will be available for replay in the ‘Investors’ tab of the Company’s website under ‘Investors’ > ‘Media’ > ‘Events and Presentations’, approximately two hours after the event.

About The Metals Company

The Metals Company is an explorer of lower-impact battery metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for the clean energy transition with the least possible negative environmental and social impact and (2) accelerate the transition to a circular metal economy. The Company through its subsidiaries holds exploration and commercial rights to three polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authority and sponsored by the governments of Nauru, Kiribati and the Kingdom of Tonga.

More information is available at www.metals.co.
Investors: investors@metals.co

Forward Looking Statements

Certain statements made in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including related to how long TMC’s cash will fund operations, the private placement financing, including the timing of receipt, and amount, of expected proceeds therefrom, and TMC’s planned system tests, including the timing thereof and the timing and content of environmental and operational assessments. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside TMC’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: TMC’s successful completion of the private placement financing and receipt of all expected funding therefrom; TMC’s ability to execute and complete the pilot test and environmental monitoring campaign in NORI Area D in the CCZ, TMC’s ability to submit an application for and obtain exploitation contracts for its areas in the CCZ from the ISA; regulatory uncertainties and the impact of government regulation and political instability on TMC’s resource activities; changes to any of the laws, rules, regulations or policies to which TMC is subject; the impact of extensive and costly environmental requirements on TMC’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in the CCZ and recovery rates of impacted ecosystems; TMC’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that TMC may recover; risks associated with collective, development and processing operations, including with respect to the proposed plant in India and Allseas’ expected development efforts; fluctuations in transportation costs; fluctuations in metals prices; testing and manufacturing of equipment; risks associated with TMC’s limited operating history; the impact of the COVID-19 pandemic; risks associated with TMC’s intellectual property; and other risks and uncertainties, including those under Item 1A “Risk Factors” in TMC’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by TMC with the Securities and Exchange Commission (“SEC”) on March 25, 2022, and in TMC’s other future filings with the SEC, including TMC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 when filed with the SEC. TMC cautions that the foregoing list of factors is not exclusive. TMC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TMC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based except as required by law.

TMC the metals company Inc.

Condensed Consolidated Balance Sheets

(in thousands of US Dollars, except share amounts)

(Unaudited)

	As at June 30, 2022	As at December 31, 2021
ASSETS
Current
Cash	$46,259	$84,873
Receivables and prepayments	4,700	3,686
	50,959	88,559
Non-current
Exploration contracts	43,150	43,150
Equipment	2,008	1,416
	45,158	44,566

TOTAL ASSETS	$96,117	$133,125

LIABILITIES
Current
Accounts payable and accrued liabilities	9,189	26,573
	9,189	26,573
Non-current
Deferred tax liability	10,675	10,675
Warrants liability	2,584	3,126
TOTAL LIABILITIES	$22,448	$40,374

EQUITY
Common shares (unlimited shares, no par value – issued: 227,158,455 (December 31, 2021 – 225,432,493))	299,056	296,051
Class A - J Special Shares	-	-
Additional paid in capital	113,487	102,073
Accumulated other comprehensive loss	(1,216)	(1,216)
Deficit	(337,658)	(304,157)
TOTAL EQUITY	73,669	92,751

TOTAL LIABILITIES AND EQUITY	$96,117	$133,125

TMC the metals company Inc.

Condensed Consolidated Statements of Loss and Comprehensive Loss

(in thousands of US Dollars, except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021 (Restated1)	2022	2021 (Restated1)
Operating expenses
Exploration and evaluation expenses	$9,985	$18,226	$17,328	$56,333
General and administrative expenses	8,343	10,440	16,907	27,804
Operating loss	18,328	28,666	34,235	84,137

Other items
Change in fair value of warrant liability	(5,730)	-	(542)	-
Foreign exchange loss (gain)	(22)	33	-	52
Interest expense (income)	(192)	441	(192)	661

Loss and comprehensive loss for the period	$12,384	$29,140	$33,501	$84,850

Loss per share
- Basic and diluted	$0.05	$0.15	$0.15	$0.44

Weighted average number of common shares outstanding – basic and diluted	227,119,216	196,508,806	226,600,186	194,455,031

(1)	The condensed consolidated statements of loss and comprehensive loss for the three and six months ended June 30, 2021 were restated. Refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission on November 15, 2021.

TMC the metals company Inc.

Condensed Consolidated Statements of Changes in Equity

(in thousands of US Dollars, except share amounts)

(Unaudited)

	Common Shares		Preferred	Special	Additional Paid in	Accumulated Other Comprehensive
Three months ended June 30, 2022	Shares	Amount	Shares	Shares	Capital	Loss	Deficit	Total
March 31, 2022	226,780,843	$298,263	$-	$-	$107,952	$(1,216)	$(325,274)	$79,725
Exercise of stock options (Note 6)	18,461	22	-	-	(10)	-	-	12
Conversion of restricted share units, net of shares withheld for taxes (Note 6)	316,725	705	-	-	(705)	-	-	-
Share purchase under Employee Share Purchase Plan (Note 6)	42,426	66	-	-	(10)	-	-	56
Share-based compensation (Note 6)	-	-	-	-	6,305	-	-	6,305
Expenses to be settled in share-based payments	-	-	-	-	(45)	-	-	(45)
Loss for the period	-	-	-	-	-	-	(12,384)	(12,384)
June 30, 2022	227,158,455	$299,056	$-	$-	$113,487	$(1,216)	$(337,658)	$73,669

	Common Shares				Additional	Accumulated Other
Three months ended June 30, 2021 (Restated 1)	Shares	Amount	Preferred Shares	Special Shares	Paid in Capital	Comprehensive Loss	Deficit	Total
March 31, 2021	195,945,508	$183,137	$550	$-	$61,728	$(1,216)	$(218,568)	$25,631
Exercise of stock options (Note 6)	1,841,944	5,716	-	-	(4,530)	-	-	1,186
Share-based compensation (Note 6)	-	-	-	-	15,343	-	-	15,343
Common shares issued for services	6,947	48	-	-	-	-	-	48
Loss for the period	-	-	-	-	-	-	(29,140)	(29,140)
June 30, 2021	197,794,399	$188,901	$550	$-	$72,541	$(1,216)	$(247,708)	$13,068

(1)	The condensed consolidated statement of changes in shareholders' equity for the three months ended June 30, 2021 was restated. Refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission on November 15, 2021.

TMC the metals company Inc.

Condensed Consolidated Statements of Changes in Equity

(in thousands of US Dollars, except share amounts)

(Unaudited)

	Common Shares		Preferred	Special	Additional Paid in	Accumulated Other Comprehensive
Six months ended June 30, 2022	Shares	Amount	Shares	Shares	Capital	Loss	Deficit	Total
December 31, 2021	225,432,493	$296,051	$-	$-	$102,073	$(1,216)	$(304,157)	$92,751
Exercise of stock options (Note 6)	18,461	22	-	-	(10)	-	-	12
Conversion of restricted share units, net of shares withheld for taxes (Note 6)	1,665,075	2,917	-	-	(2,995)	-	-	(78)
Share purchase under Employee Share Purchase Plan (Note 6)	42,426	66	-	-	(10)	-	-	56
Share-based compensation (Note 6)	-	-	-	-	14,429	-	-	14,429
Loss for the period	-	-	-	-	-	-	(33,501)	(33,501)
June 30, 2022	227,158,455	$299,056	$-	$-	113,487	$(1,216)	$(337,658)	$73,669

	Common Shares				Additional	Accumulated Other
Six months ended June 30, 2021 (Restated 1)	Shares	Amount	Preferred Shares	Special Shares	Paid in Capital	Comprehensive Loss	Deficit	Total
December 31, 2020	189,493,593	$154,431	$550	$-	$45,347	$(1,216)	$(162,858)	$36,254
Exercise of stock options (Note 6)	3,990,934	8,258	-	-	(5,702)	-	-	2,556
Common shares to be issued for exploration and evaluation expenses	4,245,031	25,664	-	-	(12,879)	-	-	12,785
Share-based compensation (Note 6)	-	-	-	-	45,768	-	-	45,768
Common shares to be issued for stock options exercise	-	-	-	-	7	-	-	7
Common shares issued for services	6,947	48						48
Conversion of debentures	57,894	500	-	-	-	-	-	500
Loss for the period	-	-	-	-	-	-	(84,850)	(84,850)
June 30, 2021	197,794,399	$188,901	$550	$-	$72,541	$(1,216)	$(247,708)	$13,068

(1)	The condensed consolidated statement of changes in shareholders’ equity for the six months ended June 30, 2021 was restated. Refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission on November 15, 2021.

TMC the metals company Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands of US Dollars)

(Unaudited)

	Six months ended June 30,	Six months ended June 30,
	2022	2021 (Restated 1)
Cash provided by (used in)

Operating activities
Loss for the period	$(33,501)	$(84,850)
Items not affecting cash:
Amortization	189	196
Expenses settled with share-based payments	12,746	58,600
Interest on convertible debentures	-	661
Change in fair value of warrants liability	(542)	-
Unrealized foreign exchange	29	(8)
Changes in working capital:
Receivables and prepayments	(1,089)	74
Accounts payable and accrued liabilities	(15,955)	7,382
Net cash used in operating activities	(38,123)	(17,945)

Investing activities
Settlement of deferred acquisition costs	-	(3,440)
Acquisition of equipment	(452)	(402)
Net cash used in investing activities	(452)	(3,842)

Financing activities
Proceeds from employee share purchase plan	56	-
Proceeds from exercise of stock options	12	2,563
Proceeds from issuance of convertible debentures	-	26,000
Taxes withheld and paid on share-based compensation	(78)	-
Net cash (used in) provided by financing activities	(10)	28,563

(Decrease) increase in cash	$(38,585)	$6,776
Impact of exchange rate changes on cash	(29)	8
Cash - beginning of period	84,873	10,096
Cash - end of period	$46,259	$16,880

The condensed consolidated statement of cash flows for the six months ended June 30, 2021 was restated. Refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission on November 15, 2021.